Exhibit 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statements Nos. 333-73376, 333-04295, 333-41768, and 333-98914 on Form S-8 and Registration
Statement Nos. 33-92218, 333-47041, 333-90395, 333-62830, 333-97831, 333-104882,
and 333-108947 on Form S-3 of CBL & Associates Properties, Inc. of our reports dated March 16, 2005, relating to the financial statements and financial statement schedules of CBL & Associates Properties, Inc. and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of CBL & Associates Properties, Inc. for the year ended December 31, 2004.



/s/ DELOITTE & TOUCHE LLP


Atlanta, Georgia
March 16, 2005